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                                                                  Exhibit 10.6.1

                          LOAN MODIFICATION AGREEMENT

        This Loan Modification Agreement is entered into as of January 23, 1998, by and between Mission Critical Software, Inc. ("Borrower") whose address is 720 North Post Oak Road, Suite 505, Houston, TX 77024 and Silicon Valley Bank a California-chartered bank ("Silicon") with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 with a loan production office located at 9442 Capital of Texas Highway North, Arboretum Plaza One, Austin, TX 78759.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, a QuickStart Loan and Security Agreement (and Schedules thereto) dated February 7, 1997, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Credit Limit the original principal amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the indebtedness shall be referred to as the "Existing Loan Documents".


3.      DESCRIPTION OF CHANGE IN TERMS.

        A. MODIFICATION(S) TO LOAN AGREEMENT.

           1. Subparagraph (h) is hereby incorporated into Section 5 entitled "Events of Default and Remedies" to read as follows:

                  (h) Borrower's failure to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Silicon and Borrower.

        B. MODIFICATION(S) TO SCHEDULE (EQUIPMENT ADVANCES).

           1. The paragraph entitled "Credit Limit (Equipment)" is hereby amended in its entirety to read as follows:

                  $750,000,000 (such amount to be funded under the aggregate Credit Limit). Equipment Advances will be made only on or prior to March 7, 1998 (the "Last Advance Date") and only for the purpose of purchasing equipment reasonably acceptable to Silicon. Borrower must provide invoices for the equipment to Silicon on or before the Last Advance Date. Equipment Advances shall be allowed up to 85% of eligible existing equipment and 100% of new equipment purchases excluding taxes, shipping, software and installation expenses. Eligible equipment shall consist of invoices dated after July 1, 1997.





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               2.     The first sentence of the paragraph entitled "Interest
                      Rate" is hereby amended in its entirety to read as follows:

                      A rate equal to the "Prime Rate" in effect from time to time.

               2. The paragraph entitled "Maturity Date" is hereby amended in its entirety to read as follows:

                      After the Last Advance Date, the unpaid principal balance of the Equipment Advances shall be repaid in thirty (30) equal monthly installments of principal plus interest commencing on April 7, 1998 and continuing on the same day of each month thereafter until the entire unpaid principal balance and all accrued unpaid interest of the Equipment Advances have been paid (subject to Silicon's right to accelerate the Equipment Advances on a Event of Default).

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the indebtedness.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing indebtedness, Silicon is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Silicon to make any future modifications to the indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

        This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                  SILICON:

MISSION CRITICAL SOFTWARE, INC.            SILICON VALLEY BANK

By: /s/ Louis R. Woodhill                  By: /s/ Stuart Edwards
   -----------------------------              -------------------------------
Name:   Louis R. Woodhill                  Name:   Stuart Edwards
     ---------------------------                -----------------------------
Title:  President                          Title:  Vice President
      --------------------------                 ----------------------------



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